Exhibit 10.2

SECOND AMENDMENT TO LEASE AGREEMENT BETWEEN
HEP DAVIS SPRING, L.P. AS LANDLORD
AND
HEALTHTRONICS, INC. AS TENANT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made and entered into by and between HEP DAVIS SPRING, L.P., a Texas limited partnership, as “Landlord”, and HEALTHTRONICS, INC., a Georgia corporation, as “Tenant”.

        WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated May 19, 2008, (the “Original Lease”), covering 56,423 square feet of space (the “Original Premises”) in the building known as Davis Spring Corporate Center 3 (the “Building 3”) located at 9825 Spectrum Drive, Austin, Texas.

        WHEREAS, Landlord and Tenant amended the Original Lease by the First Amendment dated August 21, 2008, where a scrivener’s error in the Premises zip code was corrected.

        WHEREAS, the Original Lease was supplemented by that certain Notice of Commencement dated as of September 5, 2008 (the Original Lease, as amended and supplemented, the “Lease”).

        WHEREAS, Tenant desires to lease from Landlord an additional 10,982 square feet of space known as suite 275 as shown on the attached Exhibit A (the “Expansion Premises”) in the building known as Davis Spring Corporate Center 2 (the “Building 2”) located at 9825 Spectrum Drive, Austin, Texas.

        WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing Tenant’s lease of the Expansion Premises.

        NOW THEREFORE, for and in consideration of the premises hereinabove set forth, Landlord and Tenant agree as follows:

        1.       Premises. Commencing January 1, 2010 (the “Expansion Date”), Landlord shall lease the Expansion Premises to Tenant and Tenant shall lease the Expansion Premises from Landlord, and the Premises, as defined in the Lease, shall mean, collectively, the Original Premises and the Expansion Premises for a total area of approximately 67,405 square feet of space. The Expansion Premises shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Premises. Effective as of the Expansion Date, Exhibit A attached hereto shall be added to and incorporated into Exhibit A to the Lease.

        2.       Base Rent. Commencing on the Expansion Date, in addition to the Base Rent payable with respect to the Original Premises, Tenant shall pay monthly Base Rent for the Expansion Premises as follows:

01/01/10 - 03/31/10 04/01/10 - 09/14/10 09/15/10 - 09/14/11 09/15/11 - 09/14/12 09/15/12 - 09/14/13 09/15/13 - 09/14/14 09/15/14 - 09/14/15	$0.00* psf $0.9785 psf $1.0079 psf $1.0381 psf $1.0692 psf $1.1013 psf $1.1343 psf	$0.00* monthly $10,745.89 monthly $11,068.76 monthly $11,400.41 monthly $11,741.95 monthly $12,094.48 monthly $12,456.88 monthly

*Tenant shall pay its Proportionate Share of Operating Expenses during the free Base Rent periods, in accordance with the terms of the Lease, as amended hereby.

        3.       Operating Expenses.

        (a)        Commencing on the Expansion Date, in addition to Tenant’s Proportionate Share of Operating Expenses payable for the Original Premises, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses for the Expansion Premises in accordance with the terms of the Lease, as amended hereby. Tenant’s Proportionate Share of Operating Expenses for the Expansion Premises are currently estimated to be $0.2599 per square foot per month (i.e., $2,854.22 monthly). Such amount is an estimate only and subject to actual costs and expenses according to the provisions of the Lease.

        (b)        Effective as of the Expansion Date, all references in the Lease to the “Building” shall mean collectively, Building 2 and Building 3, unless otherwise explicitly specified. Additionally, effective as of the Expansion Date, all references in the Lease to “Proportionate Share” shall mean (i) with respect to the Original Premises, 100%, and (ii) with respect to the Expansion Premises, 23.15%.

        (c)        Effective as of the Expansion Date, the term “Building’s Proportionate Share” as defined in Section 4(c) of the Original Lease, shall be amended to mean (i) with respect to Building 3, a fraction which is determined by dividing the number of square feet contained in Building 3 (56,423) by the number of square feet then contained in the Project, and (ii) with respect to Building 2, a fraction which is determined by dividing the number of square feet contained in Building 2 (47,442) by the number of square feet then contained in the Project. Currently there are 261,582 square feet in the Project, and therefore the initial Building’s Proportionate Share for Building 3 is 21.57% and the initial Building’s Proportionate Share for Building 2 is 18.14%.

        4.       Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of Thirteen Thousand Six Hundred and 11/100 Dollars ($13,600.11), which is added to and becomes part of the Security Deposit held by Landlord as provided under Section 2(f) of the Original Lease as security for Tenant’s obligations under the Lease, as amended hereby. Accordingly, the Security Deposit is hereby increased from $81,531.24 to $95,131.35.

        5.       Acceptance of Expansion Premises. Landlord shall provide an Expansion Allowance of $303,693.00 for Tenant’s construction of the Expansion Improvements, subject to and in accordance with the terms of Exhibit B attached hereto. Landlord and Tenant acknowledge and agree that $3,693.00 of such Expansion Allowance is a reimbursement by Landlord to Tenant of an overpayment previously made by Tenant in connection with the Initial Improvements performed in the Original Premises. TENANT ACKNOWLEDGES THAT UPON OCCUPANCY OF THE EXPANSION PREMISES (1) IT HAS INSPECTED AND ACCEPTS THE EXPANSION PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING 2‘S IMPROVEMENTS ARE SUITABLE FOR THE PURPOSE FOR WHICH THE EXPANION PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE EXPANSION PREMISES, (3) THE EXPANION PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE EXPANION PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE EXPANION PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS SECOND AMENDMENT, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THE LEASE), AND (5) NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE EXPANSION PREMISES ON THE EXPANSION DATE (UNLESS AND EXCEPT AS MAY BE EXPRESSLY SET FORTH IN EXHIBIT B ATTACHED TO THIS SECOND AMENDMENT, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THE LEASE). FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE EXPANSION PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THE LEASE.

        6.       Termination Option. For purposes of Tenant’s Termination Option contained in Exhibit G to the Lease, the “Premises” shall not include the Expansion Premises, and Tenant’s Termination Option shall apply only to the Original Premises. If Tenant is entitled to and properly exercises Tenant’s Termination Option with respect to the Original Premises only, Landlord and Tenant shall execute an amendment (the “Termination Amendment”) to reflect changes in the Premises, Proportionate Share, Building, Building’s Proportionate Share and other appropriate terms; provided that an otherwise valid exercise of the Tenant’s Termination Option shall be fully effective whether or not the Termination Amendment is executed.

        7.       Building Sign. The right to install a sign on the exterior of Building 3 set forth in Section 7 of the Original Lease shall only apply with respect to the Original Premises and Building 3 and Tenant shall have no such right to install a sign on the exterior of Building 2; provided, however, that Tenant may install signage on the outside front door leading to the Expansion Premises.

        8.       Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Second Amendment, other than HPI Real Estate, Inc. and HPI Corporate Services, Inc. (collectively, the “Brokers”). Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party. Landlord shall pay commissions to the Brokers in connection with this Second Amendment pursuant to separate written agreements between Landlord and the Brokers.

        9.       Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

        10.       Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Second Amendment, this Second Amendment shall control.

        11.       No Representations. Landlord and Landlord’s agents have made no representations or promises, express or implied, in connection with this Second Amendment except as expressly set forth herein.

        12.       Exhibits. Each Exhibit attached hereto is made a part hereof for all purposes.

        13.       Entire Agreement. This Second Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Second Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

        14.       Section Headings. The section headings contained in this Second Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

        15.       Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        16.       Severability. A determination that any provision of this Second Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Second Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

        17.       Governing Law. This Second Amendment shall be governed by the laws of the State of Texas.

        18.       Submission of Amendment Not Offer. The submission by Landlord to Tenant of this Second Amendment for Tenant’s consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Second Amendment is effective and binding on Landlord only upon the execution and delivery of this Second Amendment by Landlord and Tenant.

         Executed by Landlord on the 20th day of August, 2009.

                                                     LANDLORD:

                                                     HEP DAVIS SPRING, L.P.,
                                                     a Texas limited partnership

                                                     By:    IND-HP GP, Inc.,
                                                              a Texas corporation,
                                                              its General Partner

                                                     By:       /s/ Richard E. Anderson
                                                     Name:  Richard E. Anderson
                                                     Title:    President

         Executed by Tenant on the 19th day of August, 2009.

                                                     TENANT:

                                                     HEALTHTRONICS, INC.,
                                                     a Georgia corporation

                                                     By:       /s/ James Whittenburg
                                                     Name:  James Whittenburg
                                                     Title:    President & CEO

EXHIBIT A

EXPANSION PREMISES

A-1

EXHIBIT B

WORK LETTER

        1.        Following the delivery of possession of the Expansion Premises to Tenant and Tenant’s payment of the increase in the Security Deposit required under this Second Amendment, Tenant shall have the right to perform certain alterations and improvements in the Expansion Premises (the “Expansion Improvements”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Expansion Improvements in the Expansion Premises unless and until Tenant has complied with all of the terms and conditions of Section 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Expansion Improvements, in accordance with the procedure set forth in Section 6 of the Lease. Landlord shall also have the right to approve the contractors to be retained by Tenant to perform such Expansion Improvements, the form of construction contract with Tenant’s general contractor, and the insurance coverage obtained by Tenant and its contractors in connection with the Expansion Improvements, in accordance with the procedure set forth in Section 6 of the Lease. Tenant shall be responsible for all elements of the plans for the Expansion Improvements (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Expansion Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor. Landlord’s approval of the contractors to perform the Expansion Improvements shall not be unreasonably withheld. Landlord’s approval of the general contractor to perform the Expansion Improvements shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as reasonably required by Landlord, (iii) does not provide current financial statements reasonably acceptable to Landlord, or (iv) is not licensed as a contractor in the state and municipality in which the Expansion Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

        2.        Promptly after obtaining Landlord’s approval of the plans for the Expansion Improvements and before commencing construction of the Expansion Improvements, Tenant shall deliver to Landlord a reasonably detailed estimate of the cost of the Expansion Improvements. If such estimated cost exceeds the Expansion Allowance (hereinafter defined), Tenant shall be responsible for such excess. In addition, within ten (10) days after receipt of a written request from Landlord, provided that the Expansion Improvements have been substantially completed in the opinion of the architect involved, Tenant shall pay to Landlord a construction fee equal to 3% of the Expansion Construction Costs (hereinafter defined) to compensate Landlord for reviewing the plans for the Expansion Improvements and for costs incurred by Landlord in facilitating completion of the Expansion Improvements. Landlord reserves the right to deduct such fee from the Expansion Allowance if the Expansion Allowance has not been completely distributed at the time such fee comes due.

        3.        Tenant shall pay all costs incurred in designing and constructing the Expansion Improvements, provided that so long as Tenant is not in default, Landlord agrees to contribute $303,693.00 (the “Expansion Allowance”) toward the cost of designing and constructing the Expansion Improvements.

        4.        The Expansion Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Expansion Improvements and for hard costs in connection with the Expansion Improvements (collectively, “Expansion Construction Costs”). The Expansion Allowance less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant in periodic disbursements within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Expansion Improvements for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Expansion Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Expansion Improvements; (v) plans and specifications for the Expansion Improvements, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Expansion Building, Project and Expansion Premises; (vi) copies of all construction contracts for the Expansion Improvements, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Expansion Improvements. Upon completion of the Expansion Improvements, and prior to final disbursement of the Expansion Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Expansion Improvements, (5) the certification of Tenant and its architect that the Expansion Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (6) a certificate of occupancy for the Expansion Premises. In no event shall Landlord be required to disburse the Expansion Allowance more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Expansion Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

B-1

        5.        In no event shall the Expansion Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant, except as otherwise expressly provided herein. In the event the Expansion Construction Costs are less than the Expansion Allowance, such unexpended Expansion Allowance shall be Landlord’s sole property. In the event Tenant does not submit to Landlord a written request for payment of the entire Expansion Allowance (together with all of the documents and certificates required for such payment) within twelve (12) months after the Expansion Date, any portion of the Expansion Allowance not disbursed to Tenant shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Expansion Improvements and/or Expansion Allowance.

        6.        Tenant agrees to accept the Expansion Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Expansion Allowance, incur any costs in connection with the construction or demolition of any improvements in the Expansion Premises.

        7.        This Work Letter shall not be deemed applicable to any space other than Expansion Premises or any additional space added to the Original Premises or Expansion Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises or Expansion Premises or any additions to the Original Premises or Expansion Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease, as amended hereby.

B-2